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                                                                    EXHIBIT 3.44

                          CERTIFICATE OF INCORPORATION
                                       OF
                    PSYCHIATRIC SOLUTIONS OF LOUISIANA, INC.

     The undersigned person, in order to form a corporation under the General Corporation Law of the State of Delaware (the "General Corporation Law"), adopts the following Certificate of Incorporation for such corporation:

                                   ARTICLE I

                                      NAME

         The name of the corporation is Psychiatric Solutions of Louisiana, Inc. (the "Corporation").

                                   ARTICLE II

                          REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Suite 1B, Dover, County of Kent, Delaware 19901. The name of the registered agent of the Corporation in the State of Delaware at the registered office is National Registered Agents, Inc.

                                  ARTICLE III

                                    PURPOSES

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any and all lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now or hereinafter in force. The Corporation shall possess and exercise all of the powers and privileges granted by the General Corporation Law of the State of Delaware, by any other law or by this Certificate, together with all such powers and privileges incidental thereto as may be necessary or convenient to the conduct, promotion or attainment of the purposes of the Corporation.


                                   ARTICLE IV

                                 CAPITALIZATION

     The Corporation shall have authority, acting by its Board of Directors, to issue one thousand (1,000) shares of common stock, all of such shares having a par value of $0.01 per share (the "Common Stock"), and such shares being entitled to one (1) vote per share on any matter on which shareholders of the Corporation are entitled to vote and such shares being entitled to participation in
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dividends and to receive the remaining net assets of the Corporation upon dissolution. The number of authorized shares of any class may be increased or decreased (but not below the number of such shares then outstanding) by the affirmative vote of the holders of a majority of the Common Stock.

                                   ARTICLE V

                                  INCORPORATOR

         The name of the incorporator of the Corporation is Matt N. Thomson, Jr., Esq., and his address is 511 Union Street, Suite 2100, Nashville, County of Davidson, Tennessee 37219.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

         (a) The initial members of the Board of Directors of the Corporation, who shall serve until the first annual meeting of the shareholders of the Corporation and until their successors are elected and qualified, are as follows:

                                 Joey A. Jacobs
                               Steven T. Davidson
Both are located at:     113 Seaboard Lane, Suite C-100
                               Franklin, TN 37067

         (b) The Board of Directors of the Corporation shall consist of not less than two (2) nor more than fifteen (15) directors, the exact number to be fixed and determined from time to time by resolution of a majority of the Board of Directors. Any vacancy arising from the early retirement of a director may be filled by the vote of the remaining directors or the shareholders and the term of any such director shall be for the balance of the term of the retiring director.

                                  ARTICLE VII

                 LIMITATION ON PERSONAL LIABILITY OF DIRECTORS

         A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability: (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (b) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law; (c) under Section 174 of the General Corporation Law of Delaware (or the corresponding provision of any successor act or law); and
(d) for any transaction from which the director derived an improper personal benefit. If the law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors or officers or expanding such liability, then the liability of directors or officers to the Corporation or its shareholders shall be limited or eliminated to the fullest extent permitted by law of the State of Delaware as so amended from time to time. Any repeal or modification of the provisions of this Article VII, either directly or by the adoption of an inconsistent provision of these Articles, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in

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favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Delaware limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article VII which occur subsequent to the effective date of such amendment.

                                  ARTICLE VIII

                                INDEMNIFICATION

         (a) The Corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "indemnitee"). The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability which may be asserted against such person. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.

         (b) Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to secure a judgment in its favor against such indemnitee with respect to any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) The rights to indemnification and advancement of expenses set forth in this Article VIII are intended to be greater than those which are otherwise provided for in the General Corporation Law of the State of Delaware, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to this Article VIII are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the General Corporation Law of the State of Delaware, as amended from time to time. The rights to indemnification and advancement of expenses set forth in


                                       3
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this Article VIII above are nonexclusive of other similar rights which may be granted by law, these Articles, the Bylaws, a resolution of the Board of Directors or shareholders or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

     (d) Any repeal or modification of the provisions of this Article VIII, either directly or by the adoption of an inconsistent provision of these Articles, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Delaware limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article VIII which occur subsequent to the effective date of such amendment.


                                   ARTICLE IX

                                   AMENDMENTS

     The Board of Directors reserves the right from time to time to amend, alter, change or repeal any provision contained in these Articles in the manner now or hereinafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.


                                   ARTICLE X

                               PREEMPTIVE RIGHTS

     The holders of stock of the Corporation shall have no preemptive or preferential right to subscribe for or purchase any stock or securities of the Corporation.


                                   ARTICLE XI

                              PERPETUAL EXISTENCE

     The period of existence of the Corporation shall be perpetual.
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         IN WITNESS WHEREOF, I have signed this Certificate of Incorporation this 10th day of December, 2003 and acknowledge the same to be my act.


                                                   /s/ Matt N. Thomson, Jr.
                                                   --------------------------
                                                   Matt N. Thomson, Jr., Esq.
                                                   Incorporator




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                          CERTIFICATE OF AMENDMENT OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                    PSYCHIATRIC SOLUTIONS OF LOUISIANA, INC.

         Psychiatric Solutions of Louisiana, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting ARTICLE I in its present form and substituting in lieu thereof the following:

                                   ARTICLE I
                                      NAME

         The name of the corporation is Brentwood Acquisition-Shreveport, Inc. (the "Corporation").

         SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware, (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholder of the Corporation for its approval, in conformity with the By-Laws of the Corporation and (b) the sole shareholder of the outstanding stock of the Corporation, having duly adopted the resolution setting forth such amendment by written consent in lieu of a meeting in conformity with the By-Laws of the Corporation.

         THIRD: That this Certificate of Amendment of the Certificate of Incorporation shall be effective as of the date filed by the Secretary of State of Delaware.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment of its Certificate of Incorporation to be executed as of the 26th day of February, 2004.

                                    PSYCHIATRIC SOLUTIONS OF LOUISIANA, INC.


                                    By: /s/ Joey A. Jacobs
                                        ------------------------------------
                                    Name:  Joey A. Jacobs
                                    Title: President